UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 15, 2010

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS		75240
(Address of Principal Executive Offices)		(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 15, 2010, Atmos Energy Corporation (the “Company”) entered into a $200 million Revolving Credit Agreement (180 Day Facility) (the “credit facility”), with SunTrust Bank as Administrative Agent, Wells Fargo Bank, N.A. as Syndication Agent, Bank of America, N.A. and U.S. Bank National Association as Co-Documentation Agents, and a syndicate of 20 lenders identified therein. The credit facility replaces the $200 million Revolving Credit Agreement (364 Day Facility) (the “364 Day Facility”) with SunTrust Bank as Administrative Agent, Wells Fargo Bank, N.A. as Syndication Agent, Bank of America, N.A. and U.S. Bank National Association as Co-Documentation Agents, and a syndicate of 20 lenders identified therein, which was entered into on October 22, 2009 and was due to expire on October 20, 2010. The credit facility will continue to supplement the Company’s $566.7 million working capital facility (the “5 Year Facility”) entered into on December 15, 2006 and contains substantially the same terms as both the previous 364 Day Facility and the 5 Year Facility, with the exception of the duration of the facility, which was shortened to 180 days. The credit facility will continue to be used to provide up to $200 million of additional working capital to the Company.

Borrowings under the credit facility will bear interest at a rate dependent on the Company’s credit ratings at the time of such borrowing and based, at the Company’s election, on a base rate or LIBOR for the applicable interest period (one, two, three or six months). In the case of borrowings based either on the base rate or on LIBOR, an applicable margin ranging from .50% to 2.75% per annum would be added, based on the Company’s then current credit ratings. The base rate is defined as the highest of (i) the per annum rate of interest established by SunTrust Bank as its prime lending rate at the time of such borrowing, (ii) the Federal Funds Rate, as in effect at the time of borrowing, plus one-half of one percent (0.50%) per annum, or (iii) the one-month LIBOR plus one percent (1.00%). Based on the current prime lending rate charged by SunTrust Bank, the current Federal Funds Rate, the one-month LIBOR and the Company’s current credit ratings, borrowings at the base rate would bear interest at 3.25% per annum, plus an applicable margin of 0.75% per annum, or an effective total interest rate of 4.00% per annum. Based upon the current LIBOR for a one-month period and the Company’s current credit ratings, borrowings at LIBOR would bear interest at .25625% per annum, plus an applicable margin of 1.75% per annum, or an effective total interest rate of 2.00625% per annum.

The Company must also pay commitment fees quarterly in arrears on the average daily unused portion of the credit facility at rates ranging from 0.150% to 0.500% per annum, dependent on the Company’s credit ratings. Based upon the Company’s current credit ratings, the commitment fee would be at the rate of 0.175%.

The credit facility will expire on April 13, 2011, at which time all outstanding amounts under the credit facility will be due and payable. The credit facility contains usual and customary covenants for transactions of this type, including covenants limiting liens, substantial asset sales and mergers. In addition, the credit facility provides that during the term of the facility, the Company’s debt to capitalization ratio as of the last day of each of its fiscal quarters shall be less than or equal to 0.70 to 1.00, excluding from the calculation of debt (i) any pension and other post-retirement benefits liability adjustments recorded in accordance with generally accepted accounting principles; and (ii) an amount of hybrid securities, as defined in the credit facility (generally, deferrable interest subordinated debt with a maturity of at least 20 years), not to exceed a total of 15% of total capitalization.

In the event of a default by the Company under the credit facility, including cross-defaults relating to specified other indebtedness of the Company, SunTrust Bank may, upon the consent of a certain minimum number of lenders, and shall, upon the request and direction of such lenders, terminate the commitments made under the credit facility, declare the amount outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights and interests created and existing under the credit facility documents, including, without limitation, all rights of set-off and all other rights available under the law. For certain events of default relating to insolvency, bankruptcy or receivership, the commitments are automatically terminated and the amounts outstanding automatically become payable immediately.

With respect to the other parties to the credit facility, some of whom are also parties to the 5 Year Facility discussed above, the Company also has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party. A copy of the credit facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the credit facility.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 15, 2010, concurrent with the execution of the credit facility described in Item 1.01 above, the Company terminated the 364 Day Facility described in Item 1.01 above, which was due to expire on October 20, 2010. The Company incurred no early termination penalties as a result of such termination. With respect to the other parties to such terminated credit facility, the Company has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Revolving Credit Agreement (180 Day Facility), dated as of October 15, 2010, among Atmos Energy Corporation, the Lenders from time to time parties thereto, SunTrust Bank as Administrative Agent, Wells Fargo Bank, N.A. as Syndication Agent, and Bank of America, N.A. and U.S. Bank National Association as Co-Documentation Agents

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: October 20, 2010	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Revolving Credit Agreement (180 Day Facility), dated as of October 15, 2010, among Atmos Energy Corporation, the Lenders from time to time parties thereto, SunTrust Bank as Administrative Agent, Wells Fargo Bank, N.A. as Syndication Agent, and Bank of America, N.A. and U.S. Bank National Association as Co-Documentation Agents

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